Exhibit 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Clickable Enterprise, Inc. and Subsidiaries


We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated August 12, 2003, relating to the consolidated financial statements of Clickable Enterprise, Inc. and Subsidiaries (formerly Achievement Tec Holdings, Inc. and Subsidiaries) which appears in Clickable Enterprise, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission on September 12, 2003.





                           /s/WEINBERG & COMPANY, P.A.
                          Certified Public Accountants


Boca Raton, Florida
February 4, 2004